EXHIBIT 99.1

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

BIOETHICS, LTD.,

BIOE MERGER SUB, INC.

SILQ TECHNOLOGIES CORPORATION

THE PRINCIPAL STOCKHOLDERS OF BIOETHICS, LTD.

AND

THE PRINCIPAL STOCKHOLDERS OF SILQ TECHNOLOGIES CORPORATION

dated as of September 18, 2024

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ARTICLE I THE MERGER		5
1.1	The Merger	5
1.2	Closing	6
1.3	Effective Time	6
1.4	Effect of the Merger	6
1.5	Directors and Officers	6
1.6	Dissenting Shares	6
ARTICLE II CANCELLATION OF SECURITIES AND MERGERCONSIDERATION		7
2.1	Cancellation of and Issuance of Securities	7
2.2	Merger Consideration	8
2.3	Pre-Merger Transactions	10
2.4	Post-Merger Transactions	11
ARTICLE III REPRESENTATIONS AND WARRANTIES OF BIOETHICS GROUP		11
3.1	Organization	11
3.2	Capitalization	12
3.3	Authority Relative to this Agreement	12
3.4	Non-Contravention	13
3.5	Governmental Approvals	13
3.6	SEC Filings	13
3.7	Bioethics Financial Statements	13
3.8	Absence of Undisclosed Liabilities	13
3.9	Absence of Certain Changes	13
3.10	Compliance with Laws	14
3.11	Legal Proceedings	14
3.12	Brokerage Fees	14
3.13	No Other Representations or Warranties	14
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY		14
4.1	Organization	15
4.2	Authority Relative to this Agreement	15
4.3	Non-Contravention	15
4.4	Subsidiaries	15
4.5	Absence of Undisclosed Liabilities	16
4.6	Absence of Certain Changes	16
4.7	Compliance with Laws	16
4.8	Tax Matters	16
4.9	Legal Proceedings	17
4.10	Brokerage Fees	17
4.11	Permits	17
4.12	Insurance	17
4.13	Employees	17
4.14	Material Contracts and Commitments	17
4.15	Benefit Plans	18
4.16	Regulatory Agencies	19
4.17	Intellectual Property	19
4.18	Investment Representations	19
4.19	No Other Representations or Warranties	20
4.20	Financial Information regarding Silq	20
4.21	Assets	20

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ARTICLE V COVENANTS		20
5.1	Confidentiality.	21
5.2	Name Change.	21
5.3	Vote in Favor of the Merger.	21
5.4	Lock-Up Agreement.	21
5.5	D. Verne Sharma Employment Agreement.	21
5.6	Equity Incentive Plan.	21
5.7	Stockholders Meetings	21
5.8	Listing of New Silq Shares	22
5.9	Certain Registration Rights	22
5.10	Further Assurances	22
5.11	Termination of Representations and Warranties	22
ARTICLE VI CONDITIONS TO CLOSING		22
6.1	Conditions to Obligations of All Parties	22
6.2	Conditions to Obligations of the Bioethics Group and the Bioethics Principal Stockholders.	22
6.3	Conditions to Obligations of the Company and Silq Principal Stockholders	24
ARTICLE VIITERMINATION, AMENDMENT AND EXTENSION		25
7.1	Termination	25
7.2	Effect of Termination	26
7.3	Amendment	26
7.4	Extensions	26
ARTICLE VIII MISCELLANEOUS		26
8.1	Waiver	26
8.2	Assignment	26
8.3	Counterparts	26
8.4	Entire Agreement; No Third Party Beneficiaries	26
8.5	Governing Law, Jurisdiction, Waiver of Jury Trial	27
8.6	Specific Enforcement	27
8.7	Notices	28
8.8	Severability	28
8.9	Expenses	28
8.10	Attorneys' Fees	28
8.11	Interpretation	28

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ANNEXES

Annex 1 Definitions

SCHEDULES [omitted from exhibit to Form 8-K]

Schedule A Stockholders of Silq Technologies Corporation

Schedule B Notices

Company Disclosure Schedule

EXHIBITS [omitted from exhibit to Form 8-K]

Exhibit A Form of Amended and Restated Articles of Incorporation of Bioethics Ltd.

Exhibit B Form of Lockup Agreement

Exhibit C Form of Bioethics Equity Incentive Plan

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AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is entered into as of September 18, 2024 (the “Effective Date”) by and among (A) Bioethics, Ltd., a Nevada corporation (“Bioethics”), (B) BioE Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Bioethics (“Merger Sub”), (C) Silq Technologies Corporation, a Delaware corporation (“Silq” or the Company”), (D) Mark Scharmann (“Scharmann”), an individual, and Taylor Family Trust dated 5-23-1994 (“Taylor”), a trust, that collectively own 1,005,010 shares of Bioethics Common Stock, representing 89% of the issued and outstanding shares of voting capital stock of Bioethics (the “Bioethics Principal Stockholders”) and (E) the individuals or entities who own a majority of the issued and outstanding voting securities of the Company and who have executed this Agreement(the “Silq Principal Stockholders”). Each of Bioethics, Merger Sub, the Company, the Bioethics Principal Stockholders and the Silq Principal Stockholders are referred to herein as a “Party” and together as “Parties.” Unless separately defined in this Agreement, certain capitalized terms when used in this Agreement shall have the meaning as they are defined in Annex 1 to this Agreement.

RECITALS

WHEREAS, the Company has a proprietary biocompatible surface treatment that modifies a substrate without changing its bulk properties. The resulting surface can be customized to deliver any combination of properties including biofilm resistance, anti-thrombogenicity, microbial resistance, low coefficient of friction, enhanced hydrophilicity and more. The Company continues to develop medical technologies designed to leverage these beneficial properties by targeting complications from implantable medical devices without the use of antibiotics. The Company has received FDA clearance for its first product, the ClearTract® Foley Catheter to reduce catheter associated urinary tract infections (the “Company Business”);

WHEREAS, the Parties intend that Merger Sub be merged with and into the Company, with the Company as the surviving entity of that merger (the “Merger”), all upon the terms and subject to the conditions set forth herein;

WHEREAS, the Company and the Silq Principal Stockholders have determined that it is in the best interests of the Company and have declared it advisable to enter into this Agreement, all upon the terms and subject to the conditions set forth herein, and Bioethics and the Bioethics Principal Stockholders have determined that it is in the best interests of Bioethics and have declared it advisable to enter into this Agreement, all upon the terms and subject to the conditions set forth herein

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

The Merger

1.1 The Merger. At the Effective Time, upon the terms set forth in this Agreement, and in accordance with Title 8, Section 251 of the Delaware General Corporation Law (the “DGCL”), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate existence of Merger Sub shall cease and the Company shall continue as the entity surviving the Merger (the “Surviving Corporation”).It is the intention of the Parties that the Merger qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended.

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1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby shall take place at a closing (the “Closing”) to be held at 10:00 a.m., California time, no later than five Business Days after the last of the conditions to Closing have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), at a mutually acceptable location, or at such other time or on such other date as the Company and Bioethics may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”). The Closing may be conducted by the Parties either in person or electronically by the exchange of the Transaction Documents. Unless otherwise agreed in writing by the Parties in no event shall the Closing Date be later than five business days following the agreed upon date within which time the Private Placement must be consummated pursuant to Section 2.3(c) (the “Outside Closing Date”).

1.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Bioethics and Merger Sub shall cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required by the DGCL. The Merger will become effective at such time as the Certificate of Merger has been accepted by the Secretary of State of Delaware (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

1.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all the tangible and intangible property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

1.5 Directors and Officers. The board of directors and the officers of the Company immediately prior to the Effective Time shall, as at and immediately following the Effective Time of the Merger, constitute 100% of the members of the board of directors of the Surviving Corporation and Bioethics which shall consist of six individuals designated by Silq. Such directors and executive officers shall each hold office in accordance with the articles of incorporation and bylaws of Bioethics and the Certificate of Incorporation of the Surviving Corporation. In such connection, the current members of the Board of Directors of Bioethics and all of the executive officers of Bioethics shall tender their resignations as at the Effective Time of the Merger and all of the members of the Board of Directors of Bioethics shall be individuals designated by Silq.

1.6 Dissenting Shares.

(a) Notwithstanding anything in this Agreement to the contrary, shares of Silq Common Stock that are issued and outstanding immediately prior to the Effective Time and the holders of which demand and perfect their Appraisal Rights for such shares in the time and manner provided under the DGCL and, as of the time provided under the DGCL, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the “Dissenting Shares”) shall not be converted into or represent a right to receive the Merger Consideration, but shall, by virtue of the Merger, be entitled to only such rights as are granted by the DGCL; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost his Appraisal Rights under the DGCL, such holder’s Silq Common Stock shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the applicable Merger Consideration set forth in such provisions, without any interest thereon.

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(b) Silq shall give Bioethics prompt notice of any demands for appraisal pursuant to the DGCL received by Silq, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by Silq.

(c) Notification of Effective Time. After the Effective Time and within the time provided in the DGCL and in accordance with the requirements of the DGCL, the Surviving Corporation shall provide notification that the Merger has become effective, and any other information required by the DGCL in such notification, to each holder of record of Silq Common Stock, as of the record date fixed by Silq’s Board of Directors, that did not vote in favor of or consent to the Merger.

ARTICLE II

Cancellation of Securities and Merger Consideration

2.1 Cancellation of and Issuance of Securities of the Company and Surviving Corporation. At the Effective Time, by virtue of the Merger and without any action on the part of Bioethics, the Company, Merger Sub, or any of members, directors or executive officers, all of the outstanding and issued shares of capital stock and all other equity and equity type securities of the Company, which the Company represents and warrants such shares of capital stock and other equity and equity type securities of the Company includes:

(a) the 9,241,721outstanding shares of Company Common Stock, representing 39.5557% of the fully-diluted capital stock and all other equity and equity type securities of the Company,

(b) the 4,195,496 outstanding shares of Company Series A preferred stock, issued at and having a liquidation value of $0.4767 per share, representing 17.9573% of the fully-diluted capital stock and all other equity and equity type securities of the Company,

(c) the 4,251,473 outstanding shares of Company Series B preferred stock, issued at and having a liquidation value of $1.4148 per share, representing 18.1968% of the fully-diluted capital stock and all other equity and equity type securities of the Company,

(d) the 824,181 outstanding shares of Company Series C preferred stock, issued at and having a liquidation value of $3.62 per share, representing 3.5276% of the fully-diluted capital stock and all other equity and equity type securities of the Company,

(e) the warrants to purchase 158,121 shares of Company Common Stock (the “Silq Warrants”), representing 0.6768% of the fully-diluted capital stock and all other equity and equity type securities of the Company,

(f) the 3,913,908 issued and outstanding granted stock options of the Company (the “Silq Options”), representing 16.7520% of the fully-diluted capital stock and all other equity and equity type securities of the Company and the remaining unissued Silq Options, representing 3.3338% of the fully-diluted capital stock and all other equity and equity type securities of the Company, shall be issued prior to the Effective Time of the Merger; and

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(g) any shares of Silq Common Stock issuable upon conversion of any convertible notes issued by the Company prior to the Effective time of the Merger, owned by all of the holders of equity and equity type securities of the Company, including all holders of Company Common Stock, all holders of shares of Series A, Series B and Series C Preferred Stock of the Company (collectively, the “Silq Preferred Stock”), all holders of Silq Warrants, all holders of vested Silq Options (collectively, the “Silq Security Holder”), and all holders of Company convertible notes, shall be cancelled as at the Effective Time of the Merger, the Silq Security Holders will cease to have any rights with respect thereto, except the right to receive the Merger Consideration (as defined herein in Section 2.2 below) and the Company shall become a wholly-owned subsidiary of Bioethics. From and after the Effective Time of the Merger, all certificates representing the issued and outstanding shares of capital stock of the Company immediately prior to the Effective Time of the Merger shall, upon consummation of the Merger, be deemed for all purposes to represent the 1,000 shares of Common Stock of the Surviving Corporation, all of which shares shall be evidence by a stock certificate of the Surviving Corporation issued to Bioethics and Surviving Corporation shall become a wholly-owned Subsidiary of Bioethics.

For the avoidance of doubt, neither Bioethics nor the Bioethics Principal Stockholders will be deemed in this Agreement or otherwise to have confirmed the factual accuracy of any of the statements of the Company or any Silq Security Holder set forth in this Section 2.1.

2.2 Merger Consideration.

(a) Upon consummation of the Merger, the Silq Security Holders shall receive as consideration for the Merger an aggregate number of Bioethics securities described below that shall equal eighty-nine percent (89%) of the fully-diluted outstanding Common Stock of Bioethics as at and immediately following the Effective Time of the Merger (the “Merger Consideration”). Such Merger Consideration shall consist of:

(i) an aggregate number of shares of Bioethics Common Stock as shall equal 39.5557% of the total Merger Consideration shall be issued to the holders of the Silq Common Stock; which Bioethics Common Stock shall represent 89% of the fully-diluted Common Stock of Bioethics, less the sum of (A) the number of shares of Bioethics Preferred Stock, (B) to the extent Silq sells convertible notes prior to the Effective Time, the number of shares of Bioethics Common Stock issuable as “Conversion Shares” described below, (C) the number of shares of Bioethics Common Stock issuable upon full exercise of the Bioethics Warrants and (D) number of Bioethics Options (defined below) issued as part of the Merger Consideration,

(ii) an aggregate number of shares of Series A, Series B and Series C convertible preferred stock of Bioethics (individually the “Bioethics Series A Preferred Stock,” the “Bioethics Series B Preferred Stock” and the “Bioethics Series C Preferred Stock,” and collectively, the “Bioethics Preferred Stock”) shall be issued to the holders of the Silq Preferred Stock, which shall individually represent 17.9573%, 18.1968% and 3.5276%, respectively, and shall collectively represent 39.6817% of the total Merger Consideration,

(iii) Warrants entitling the holder(s) to purchase shares of Bioethics Common Stock (the “Bioethics Warrants”) shall be issued to the holder of the Silq Warrants, and the number of shares issuable upon exercise of the Bioethics Warrants, subject to the adjustment provisions provided therein (the “Warrant Shares”) shall represent 0.6768% of the total Merger Consideration, and

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(iv) options to purchase shares of Bioethics Common Stock (the “Bioethics Options”) shall be issued to the holders of Silq Options and shall represent 20.0858 % of the total Merger Consideration.

In the event that, prior to the Effective Time of the Merger, the Company shall issue Silq convertible notes to one or more investors, the holder(s) of such convertible notes shall receive as Merger Consideration substantially identical convertible notes of Bioethics (the “Bioethics Notes”) and the shares of Bioethics Common Stock issuable upon conversion of such Bioethics Notes (the “Conversion Shares”) shall be included in calculating 89% of the fully-diluted Bioethics Common Stock, in which event the Bioethics Common Stock otherwise issuable to the holders of Silq Common Stock as Merger Consideration and their applicable percentage of the total Merger Consideration shall be proportionally reduced.

The Bioethics Preferred Stock shall contain the same rights, designations and privileges as each of the three Series of Silq Preferred Stock, including liquidation preferences, optional and mandatory conversion rights and lockup provisions which shall be set forth in the amended and restated articles of incorporation annexed hereto as Exhibit A and made a part hereof (the “Bioethics A&R Articles of Incorporation”), and the Bioethics Warrants and Bioethics Options shall contain substantially identical provisions to the Silq Warrants and Silq Options. The Parties hereto acknowledge and agree that the final terms and conditions of such Bioethics Preferred Stock, Bioethics Warrants and Bioethics Options shall be acceptable to Silq and the Silq Principal Stockholders in all respects.

For the avoidance of doubt, but subject at all times to the provisions of Section 2.2(b) of this Agreement, in the event that an aggregate of 5,550,000 shares of Bioethics Common Stock shall have been issued as a result of and in connection with the Pre-Merger Transactions referred to in below and in Section 2.3, the 44,900,000 shares of Bioethics Fully-Diluted Common Stock (including Bioethics Common Stock issuable upon conversion of the Bioethics Preferred Stock and exercise of the Bioethics Warrants and Bioethics Options) shall be allocated among the Silq Security Holders, as follows: (a) 17,760,509 shares of Bioethics Common Stock shall be issued to the holders of Silq Common Stock; (b) subject to the adjustment provision set forth in the Bioethics A&R Articles of Incorporation, (i) 8,062,828 shares of Bioethics Common Stock shall be issuable upon the optional or mandatory conversion of the Bioethics Series A Preferred Stock, (ii) 8,170,363 shares of Bioethics Common Stock shall be issuable upon the optional or mandatory conversion of the Bioethics Series B Preferred Stock, and (iii) 1,583,892 shares of Bioethics Common Stock shall be issuable upon the optional or mandatory conversion of the Bioethics Series C Preferred Stock; (c) subject to the adjustment provision set forth in the Bioethics Warrant, 303,883 shares of Bioethics Common Stock shall be issuable upon the full exercise of the Bioethics Warrant, and (d) 9,018,524 shares of Bioethics Common Stock shall be issuable upon the full exercise of the Bioethics Options.

The Merger Consideration shall be issued to the Silq Security Holders after giving retroactive effect to (a) the Reverse Split referred to in Section 2.3 below, (b) the Additional Issuances referred to in Section 2.3 below and (c) the $5,500,000 Private Placement referred to in Section 2.3 below (collectively, the “Pre-Merger Transactions”). In such connection, Bioethics currently anticipates that an aggregate of 5,550,000 shares of Bioethics Common Stock shall have been issued as a result of and in connection with the Reverse Split, the Additional Issuances and the $5,500,000 Private Placement, as a result of which approximately 44,900,000 shares of Bioethics Fully-Diluted Common Stock (including Bioethics Common Stock issuable upon conversion of the Bioethics Preferred Stock and exercise of the Bioethics Warrants and Bioethics Options) shall be issued to the Silq Security Holders.

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(b) Notwithstanding the provisions of Section 2.2(a) above or any other provision of this Agreement, the number of shares of Bioethics fully-diluted Bioethics Common Stock constituting the Merger Consideration shall be appropriately adjusted up or down to equal not less than and not more than eighty-nine percent (89%) of the fully-diluted shares Bioethics Common Stock (including Bioethics Common Stock issuable upon conversion of all of the Bioethics Preferred Stock, and Bioethics Common Stock issuable upon full exercise of the Bioethics Warrants and the Bioethics Options, as applicable) if more or less than 5,550,000 fully-diluted shares of Bioethics Common Stock shall be outstanding immediately prior to the Effective Time of the Merger, as contemplated by Section 2.3(d) below. Such adjusted number of shares of Bioethics fully-diluted Bioethics Common Stock constituting the Merger Consideration issuable to each of the Silq Security Holders shall be calculated by multiplying 89% of the actual total number of shares of fully-diluted Bioethics Common Stock at the Effective Time of the Merger, by the respective percentages of the total Merger Consideration attributable to each class and type of Silq Security Holder, as set forth in Section 2.2(a) above.

(c) It is further understood and agreed by the Parties that, as used in this Agreement, the term “fully-diluted shares of Bioethics Common Stock shall mean and include (i) outstanding shares of Common Stock and (ii) all additional shares of Common Stock issuable upon the conversion of any other outstanding Bioethics convertible securities or the exercise of any outstanding Bioethics options or warrants to purchase such Common Stock.

(d) The Merger Consideration shall not be registered with the Securities and Exchange Commission or any state securities agency and will be “restricted” securities as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended.

2.3 Pre-Merger Transactions.

(a) Reverse Split. Prior to the Effective Time of the Merger, Bioethics will take such action necessary to enact a 1-for-2 reverse split of Bioethics’ outstanding Common Stock (the “Reverse Split”), as a result of which each two (2) shares of Bioethics issued and outstanding Common Stock as of on the effective date of the approved resolutions by the Bioethics board of directors and Bioethics Principal Stockholders will be converted automatically into one (1) share of post-reverse stock split Common Stock. Fractional shares and "odd lots" of less than 100 shares of Common Stock will not be issued in that Bioethics will round up any post-reverse split fractional share to the next whole number, and Bioethics will issue one hundred full shares of post-reverse stock split Common Stock to any stockholder who would have been entitled to receive an "odd lot" of less than 100 shares of Common Stock as a result of the reverse stock split. As a result of the Reverse Split and prior to the Additional Issuances and Private Placement referred to in Sections 2.3(b) and (c) below, it is anticipated that approximately 567,597 shares of Bioethics Common Stock would be issued and outstanding, subject to adjustments due to fractional shares and odd lots.

(b) Additional Issuances. Prior to the Effective Time of the Merger, Bioethics intends to issue additional shares of Bioethics Common Stock and/or Bioethics Preferred Stock, to consultants and in payment of professional fees and equity incentives as well as the payment of all or a portion of certain notes payable and accrued expenses (the “Additional Issuances”).

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(c) Private Placement. As a condition to the obligations of any Party to consummate the Merger, within ninety (90) days of the execution of this Agreement, Bioethics shall consummate a private placement of not less than Five Million Five Hundred Thousand Dollars ($5,500,000) of its Common Stock, or any preferred stock or convertible debt securities (any of the foregoing, (the “Private Placement Securities”) in a transaction that shall be exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereunder (the “Private Placement”). Bioethics shall apply up to $1,000,000 of the gross proceeds of such $5,500,000 Private Placement to pay brokerage commissions and fees and retire all of the outstanding indebtedness and accrued expenses of Bioethics not otherwise retired by the issuance of stock as referred to in Section 2.3(b) above. The $4,500,000 balance of such Private Placement shall be dedicated solely to the business of the Surviving Corporation, which shall be the sole business conducted by Bioethics and its Subsidiaries following the Effective Time of the Merger. The Parties hereto acknowledge and agree that the final terms and conditions of such Private Placement shall be acceptable to Silq and the Silq Principal Stockholders in all respects and may be accepted or rejected for any reason or no reason by the board of directors of Silq or the Silq Principal Stockholders in the exercise of their sole discretion. In such connection, Bioethics shall provide Silq and the Silq Principal Stockholders with copies of all draft documents in connection with the Private Placement. Unless otherwise agreed by Silq, Bioethics shall consummate the Private Placement by not later than December 20, 2024.

(d) Post-Merger Capitalization and Adjustment to Merger Consideration. The Parties estimate that immediately following the Effective Time of the Merger there shall be an aggregate of 50,450,000 shares of Bioethics fully-diluted Common Stock issued and outstanding including the shares issued and issuable in exchange for the Additional Issuances and Private Placement. Subject at all times to adjustment as contemplated by Section 2.2(b) above, the table below illustrates the contemplated Bioethics fully-diluted Common Stock ownership and related percent ownership immediately following the Merger:

COMPANY	SHARE OWNERSHIP	PERCENT
Bioethics fully-diluted Common Stockholders	5,550,000	11%
Silq fully-diluted Security Holders	44,900,000	89%
TOTAL	50,450,000	100%

2.4 Post -Merger Stockholders. Immediately following the Effective Time of the Merger, the Silq Security Holders owning the Merger Consideration shall be listed on Schedule A to be annexed to this Agreement prior to the Outside Closing Date.

ARTICLE III

Representations and Warranties of Bioethics Group

Bioethics and Merger Sub (collectively, the “Bioethics Group”) represent and warrant to the Company and Silq Security Holders that:

3.1 Organization.

(a) Bioethics is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada. Bioethics has full corporate power and authority to carry on its business as presently conducted. Bioethics is duly qualified and in good standing to do business as a foreign entity in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on Bioethics. Bioethics shall make available to the Company and Silq Principal Stockholders accurate and complete copies of all Bioethics Organizational Documents. No consent, approval, Order or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be obtained or made by Bioethics in connection with the execution, delivery or performance of this Agreement, other than any such consent, approval, Order, authorization, registration, filing, or permit the failure to obtain or make has not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bioethics.

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(b) Merger Sub shall be duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub has engaged in no business activities and shall make available to the Company and Silq Principal Stockholders accurate and complete copies of all of Merger Sub’s organizational documents.

(c) Except for Merger Sub, Bioethics has no Subsidiaries.

3.2 Capitalization.Bioethics is authorized to issue 250,000,000 shares of common stock, $0.001 par value per share, and 25,000,000 shares of preferred stock. As at the date of this Agreement an aggregate of 1,135,194 shares of Bioethics Common Stock is issued and outstanding, 89% of which are owned by the Bioethics Principal Stockholders. 6,000,000 shares of preferred stock have been designated as Series A Preferred Stock. As of the date of this Agreement the issuance of 620,000 shares of Bioethics Series A Preferred Stock has been authorized by the Board of Directors and are expected to be issued subject to the closing of the Agreement. No other series of Bioethics Preferred Stock has been designated. All outstanding shares of any and all series of Bioethics Preferred Stock, to include the aforementioned 620,000 shares of Bioethics Series A Preferred Stock and any shares issued subsequent to the signing of this Agreement and prior to the Effective Time, will be redeemed, repurchased, or converted into Bioethics Common Stock prior to the Effective Time and prior to the calculation of the Merger Consideration. For the avoidance of doubt, the New Silq Series A Preferred Stock to be issued shall be a distinct and separate series designation apart from the existing Bioethics Series A Preferred Stock. All of the outstanding Bioethics Common Stock has been duly authorized and validly issued in accordance with its articles of organization and are fully paid and non-assessable and have been issued in compliance with all applicable Laws and are not subject to any pre-emptive rights. There are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, capital stock of Bioethics

3.3 Authority Relative to this Agreement. Assuming the accuracy of the representations set forth in ARTICLE IV, (a) each of the Bioethics Group has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (b) the execution, delivery and performance by the Bioethics Group of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized, and no other corporate proceedings on the part of Bioethics or Merger Sub are necessary to authorize the execution, delivery and performance by the Bioethics Group of this Agreement and the consummation of the transactions contemplated hereby; and (c) this Agreement has been duly executed and delivered by the Bioethics Groupand the Bioethics Principal Stockholdersand, assuming the due authorization, execution and delivery of the other Parties, constitutes, and each other agreement, instrument or document executed or to be executed by the Bioethics Group and the Bioethics Principal Stockholders in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by the Bioethics Group and the Bioethics Principal Stockholders and, assuming the due authorization, execution and delivery of the other Parties, constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Bioethics Group and such members, enforceable against the Bioethics Group and the Bioethics Principal Stockholders in accordance with their respective terms, except that such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights generally and (B) equitable principles that may limit the availability of certain equitable remedies (such as specific performance) in certain instances (collectively, “Creditor Rights”).

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3.4 Non-Contravention. The execution, delivery and performance by the Bioethics Groupand the Bioethics Principal Stockholdersof this Agreement and the consummation by Bioethics of the transactions contemplated hereby do not and will not (a) conflict with or result in a violation of any provision of the Bioethics Organizational Documents or the organizational documents of any Subsidiary of Bioethics, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which Bioethics or any of its Subsidiaries is a Party or by which Bioethics, any of its Subsidiaries or any of their properties may be bound, (c) result in the creation or imposition of any Encumbrance upon the properties of Bioethics or any of its Subsidiaries, except for Permitted Encumbrances or (d) violate any applicable Law binding upon Bioethics or any of its Subsidiaries, except, in the case of clauses (a), (c) and (d) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on Bioethics.

3.5 Governmental Approvals. No material consent, approval, Order or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be obtained or made by Bioethics or any Bioethics Subsidiary in connection with the execution, delivery or performance by Bioethics of this Agreement or the consummation by it of the transactions contemplated hereby, other than any such consent, approval, Order, authorization, registration, filing, or permit the failure to obtain or make has not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bioethics.

3.6 SEC Filings. Bioethics is current in its filings with the Securities and Exchange Commission (“SEC Filings”). Except as set forth herein, Bioethics will continue to operate its business in the ordinary course and shall notify the Silq of and obtain Silq’s prior written consent to any transactions outside the normal course of business. Due to its limited past operations, Bioethics is not aware of any contingent liabilities stemming from past transactions.

3.7 Bioethics Financial Statements. All of the financial statements of Bioethics included in the SEC Filings have been prepared in accordance with GAAP and accurately set forth all of the assets and liabilities of Bioethics on financial statements that are required to be prepared in accordance with GAAP. The unaudited Bioethics financial statements have been prepared in accordance with GAAP other than the omission of certain footnote disclosures and year end audit adjustments.

3.8 Absence of Undisclosed Liabilities. Neither Bioethics nor any of its Subsidiaries has any material liability or obligation of any nature (whether accrued, absolute, contingent, unliquidated or otherwise) that would be required to be set forth on a balance sheet of Bioethics prepared in accordance with GAAP, except (a) liabilities reflected in the Bioethics Financial Statements or described in the notes accompanying the Bioethics Financial Statements, if applicable (b) liabilities which have arisen since the date of the Bioethics Financial Statements in the ordinary course of business and (c) liabilities arising under executory provisions of contracts entered into in the ordinary course of business.

3.9 Absence of Certain Changes. There has not been any change, event or condition that would reasonably be expected to result in any Material Adverse Effect on the Bioethics Group, (b) the business of the Bioethics Group has been conducted only in the ordinary course consistent with past practice, (c) the Bioethics Group has not incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice with respect to its business and assets and (d) the Bioethics Group has not suffered any Loss, damage, destruction or other casualty to any of its assets (whether or not covered by insurance) that would result in a Material Adverse Effect on the Bioethics Group.

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3.10 Compliance with Laws. To the Knowledge of the Bioethics Group, the Bioethics Group has complied in all material respects with all applicable Laws relating to any aspect of the business of the Bioethics Group. The Bioethics Group has not received any written notice from any Governmental Authority relating to any aspect of the business of the Bioethics Group or alleging that the Bioethics Group is not in compliance with or is in default or violation of any applicable Law, in each case that would be material to the Bioethics Group. The Bioethics Group has not been charged or, to the Knowledge of the Bioethics Group, threatened with, or under investigation with respect to, any material violation of any applicable Law relating to any aspect of the business of the Bioethics Group.

3.11 Legal Proceedings. Except as set forth in the SEC Filings, there are no legal proceedings pending or, to the Knowledge of the Bioethics Group, threatened against or involving the Bioethics Group, any of its Subsidiaries or any of their respective properties or assets.

3.12 Brokerage Fees. Neither the Bioethics Group nor any Affiliate has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby.

3.13 No Other Representations or Warranties. Neither the Bioethics Group nor any other Person makes (and the Company and the Silq Principal Stockholders agree that they are not relying upon) any other express or implied representation or warranty with respect to the Bioethics Group (including the value, condition or use of any asset) or the transactions contemplated by this Agreement, and the Bioethics Group and the Bioethics Principal Stockholders disclaim any other representations or warranties not contained in this Agreement, whether made by the Bioethics Group, any Affiliate of the Bioethics Group or any of its respective officers, directors, managers, employees or agents. The Bioethics Group and the Bioethics Principal Stockholders disclaim all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to the Company and the Silq Principal Stockholders or any of its Affiliates or any of its officers, directors, managers, employees or agents (including any opinion, information, projection or advice that may have been or may be provided to the Company and the Silq Principal Stockholders by any director, officer, employee, agent, consultant or representative of the Bioethics Group or any of its Affiliates). The disclosure of any matter or item on any Schedule hereto shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed or is material or that such matter would or would reasonably be expected to result in a Material Adverse Effect on the Company.

ARTICLE IV

Representations and Warranties of the Company

The Company represents and warrants to the Bioethics Group and the Bioethics Principal Stockholders that, except as set forth on the Company Disclosure Schedule referred to below:

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4.1 Organization.The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company is authorized by its Amended and Restated Certificate of Incorporation (a true copy of which has been provided to Bioethics) to issue 44,135,748 shares of capital stock, of which 31,535,133 shares are Company Common Stock, par value $0.0001 per share, 4,195,496 Company shares are designated as Series A Preferred Stock, 4,251,473 Company shares are designated as Series B Preferred Stock and 4,143,646 Company shares are designated as Series C Preferred Stock. The Company has full power and authority to carry on its business as presently conducted. The Company is duly qualified and in good standing to do business as a foreign entity in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on the Company. The Silq Principal Stockholders shall make available to the Bioethics Group and the Bioethics Principal Stockholders accurate and complete copies of all the Company Organizational Documents.All of the issued and outstanding shares of Company capital stock have been duly authorized, are validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable Laws. There are no preemptive rights to purchase any shares of Company capital stock. Except as set forth on Company Disclosure Schedule 4.1, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for capital stock of the Company. The Company has no subsidiaries.

Authority Relative to this Agreement.This Agreement has been duly executed and delivered by the Company and the Silq Principal Stockholders and, assuming the due authorization, execution and delivery of the Bioethics Group, constitutes, and each other agreement, instrument or document executed or to be executed by the Company and the Silq Principal Stockholders in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by the Company and such Silq Principal Stockholders and, assuming the due authorization, execution and delivery of the other Parties, constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Company and such members, enforceable against the Company and such Silq Principal Stockholders in accordance with their respective terms, except that such enforceability may be limited by Creditor Rights.

4.3 Non-Contravention. The execution, delivery and performance by the Company and the Silq Principal Stockholders of this Agreement and the consummation by them of the transactions contemplated hereby, do not and will not (a) conflict with or result in a violation of any provision of the articles of organization, operating agreement or other governing instruments of the Company or any of its Subsidiaries, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a Party or by which the Company or any of its Subsidiaries may be bound, (c) result in the creation or imposition of any Encumbrance upon any property of the Company or any of its Subsidiaries or (d) assuming compliance with the matters referred to in this Agreement, violate any applicable Law binding upon the Company or any of its Subsidiaries, except, in the case of clauses (b), (c) and (d) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

4.4 Subsidiaries. Each Subsidiary of the Company is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization to the extent such jurisdiction recognizes such concept, and has all requisite organizational power and authority and governmental authorizations necessary to own, operate, lease and otherwise hold its assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each other jurisdiction in which it owns, operates, leases or otherwise holds assets, or conducts any business, so as to require such qualification, except where the lack of such power, authority, authorization, license or qualification would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No consent, approval, Order or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Silq Principal Stockholders of this Agreement or the consummation by the Silq Principal Stockholders of the transactions contemplated hereby, other than any such consent, approval, Order, authorization, registration, filing, or permit the failure to obtain or make has not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

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4.5 Absence of Undisclosed Liabilities. Except as set forth on Company Disclosure Schedule 4.5, the Company does not have any material liability or obligation of any nature (whether accrued, absolute, contingent, unliquidated or otherwise) that would be required to be set forth on a consolidated balance sheet of the Company prepared in accordance with GAAP, except (a) liabilities reflected in the Unaudited Company Financial Statements, (b) liabilities which have arisen since the date of the Unaudited Company Financial Statements in the ordinary course of business (none of which is a material liability for breach of contract, tort or infringement) and (c) liabilities arising under executory provisions of contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract).

4.6 Absence of Certain Changes. Since the date of the Unaudited Company Financial Statements, (a) there has not been any change, event or condition that would reasonably be expected to result in any Material Adverse Effect on the Company, (b) the business of the Company has been conducted only in the ordinary course consistent with past practice, (c) the Company has not incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice with respect to its business and assets and (d) the Company has not suffered any Loss, damage, destruction or other casualty to any of its assets (whether or not covered by insurance) that would result in a Material Adverse Effect on the Company.

4.7 Compliance with Laws. The Company has complied in all material respects with all applicable Laws relating to any aspect of the business of the Company. The Company has not received any written notice from any Governmental Authority relating to any aspect of the business of the Company or alleging that the Company is not in compliance with or is in default or violation of any applicable Law. The Company has not been charged or, to the Knowledge of the Company, threatened with, or under investigation with respect to, any material violation of any applicable Law relating to any aspect of the business of the Company.

4.8 Tax Matters.

(a) All material Tax Returns of the Company have been timely filed (taking into account applicable extensions of time to file) with the appropriate Taxing Authority and all such Tax Returns are true, correct and complete in all material respects. All material Taxes due and owing by the Company have been paid and all such Taxes incurred but not yet due and owing have either been paid or properly accrued on the books and records of the Company in accordance with GAAP.

(b) All material Taxes required to be withheld or collected by the Company with respect to any employee, independent contractor, purchaser or other third Party have been withheld or collected, and have been timely paid to the appropriate Taxing Authority or properly accrued.

(c) There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of the Company. There are no actions, examinations or audits currently pending or, to the Company’s knowledge, threatened with respect to the Company in respect of any Tax. No issue has been raised by a Taxing Authority in any prior action or examination of the Company which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period. No claim has been made in writing by any Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company is, or may be, subject to taxation by that jurisdiction.

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(d) There are no Encumbrances for Taxes on any of the assets of the Company. There are no Encumbrances for Taxes, other than Encumbrances with respect to current period Taxes not yet due or payable, on any of the assets of the Company.

(e) The Company is not a Party to, and the Company is not subject to, any Tax allocation, Tax sharing or similar agreement, Tax indemnity obligation or similar agreement, or other agreement or arrangement with respect to Taxes that could affect the Tax liability of the Company. The Company has no liability for Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or similar provision of state, local or non-U.S. law) as a transferee or successor, by contract or otherwise.

(f) No portion of the properties of the Company (i) has been contributed to and is currently owned by a tax partnership; (ii) is subject to any form of agreement (whether formal or informal, written or oral) deemed by any federal tax statute, rule or regulation to be or to have created a tax partnership; or (iii) otherwise constitutes “partnership property” (as that term is used throughout Subchapter K of Chapter 1 of Subtitle A of the Code) of a tax partnership.

(g) Neither the Company nor any of its members have filed an election on IRS Form 8832, Entity Classification Election, causing the Company to be classified as an association taxable as an entity for U.S. federal income tax purposes.

4.9 Legal Proceedings. Except as set forth on Company Disclosure Schedule 4.9,there are no material Proceedings pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary of the Company or any of their respective properties or assets.

4.10 Brokerage Fees. Except as set forth on Company Disclosure Schedule 4.10,the Company has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby, or any other transaction.

4.11 Permits. Any Permit obtained by the Company as of the date hereof is in full force and effect in all material respects, and the Company is in material compliance with its Permits. Except as set forth on Company Disclosure Schedule 4.11, the Company has not received any written notice from any Governmental Authority, and no Proceeding is pending or, to the Knowledge of the Company, threatened, with respect to any alleged failure by the Company to have any material Permit. The transactions contemplated by this Agreement shall not cause the termination (with or without notice and/or lapse of time), or require any action in connection with the continued effectiveness, of such Permits.

4.12 Insurance. Company Disclosure Schedule 4.12 sets forth a complete and correct list of material insurance policies, as of the date of this Agreement, maintained by or on behalf of the Company.

4.13 Employees. The Company is not a Party to, or bound by, any collective bargaining or other agreement with a labor organization. The Company is in compliance in all material respects with all applicable Laws pertaining to employment and employment practices. There is no pending or, to the Knowledge of the Company, threatened Proceeding against or involving the Company by or before, and the Company is not subject to any judgment, Order, writ, injunction, or decree of or inquiry from, any Governmental Authority in connection with any former employee of the Company.

4.14 Material Contracts and Commitments.

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(a) Except as set forth on Company Disclosure Schedule 4.14, the Company is not a Party to, as of the date hereof, to any “Material Contract” which is defined as (i) any collective bargaining agreements, (ii) any Employee Benefit Plans, (iii) any employment agreement, contract or commitment with an employee, or agreements to pay severance, (iv) any agreements between or among the Company or one of its Affiliates or with any Related Person of the Company, (v) any agreement, indenture or other instrument for borrowed money, (vi) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage or compete in any line of business or with any Person or in any geographic area during any period of time, (vii) any agreement, contract or commitment involving obligations of the Company to pay in excess of $100,000, (viii) any agreement, contract or commitment relating to the acquisition, disposition or voting of assets or capital stock of any business enterprise, including the Company and any of its Subsidiaries, (ix) any contract that requires the Company to purchase its total requirements of any product or service from a third Party, (x) any contract that provides for the indemnification by the Company of any Person or the assumption of any Tax, environmental or other liability of any Person, (xi) except for contracts relating to trade receivables, any contract relating to indebtedness (including guarantees) of the Company, (xii) any contract with any Governmental Authority to which the Company is a Party, (xiii) any contract to which the Company is a Party that provides for any joint venture, partnership or similar arrangement by the Company, (xiv) any tax partnership agreement, or (xv) any agreement that constitutes a lease of real property. Company Disclosure Schedule 4.14 is an accurate and complete copy of all written Material Contracts of the Company, including all amendments thereto.

(b) The Company has not materially breached any of the terms or conditions of any Material Contract, nor has any default or event which, with notice or lapse of time or both, would constitute a default on the part of any of the Parties thereto, or any notice of termination, cancellation or material modification of any Material Contract.

(c) Except to the extent the enforceability thereof may be limited by Creditor Rights, each of the Material Contracts (i) constitutes the valid and binding obligation of the Company and constitutes the valid and binding obligation of the other Parties thereto, (ii) is in full force and effect and (iii) immediately after the Closing, will continue to constitute a valid and binding obligation of the Company and the other Parties thereto.

4.15 Benefit Plans. Company Disclosure Schedule 4.15 sets forth a complete and accurate list of all Employee Benefit Plans (a) that the Company sponsors or maintains with respect to its current or former employees, managers, directors of other service providers, (b) to which the Company contributes or has an obligation to contribute with respect to its current or former employees, managers, directors or other service providers, or (c) with respect to which the Company may otherwise have any liability, whether direct or indirect (including any such plan or other arrangement previously maintained by the Company) (each a “the Company Benefit Plan” and collectively referred to as the “the Company Benefit Plans”). With respect to each the Company Benefit Plan, true, correct and complete copies of the following documents, to the extent applicable, shall be provided or made available to Bioethics: (i) all plans and related trust documents, and amendments thereto; (ii) the two (2) most recent Forms 5500; (iii) the most recent IRS determination, advisory or opinion letter, if any; (iv) the two (2) most recent summary plan descriptions; (v) the most recent summaries of material modifications; (vi) the two (2) most recent summary annual reports; (vii) nondiscrimination, coverage and any other applicable testing performed with respect to the two (2) most recent years, if any; (viii) the two (2) most recent participant and fiduciary fee disclosure notices; (ix) the two (2) most recent summaries of benefits and coverage; (x) the most recent service agreements related to the plan’s administration; and (xi) written descriptions of all non-written agreements relating to the Company Benefit Plans. The Company Benefit Plan is not a “defined benefit plan” within the meaning of Section 3(35) of ERISA, a “multiemployer plan,” as defined in Section 3(37) of ERISA, or a plan that is subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, neither the Company nor any of its ERISA Affiliates ever sponsored, maintained, contributed to or been obligated to contribute to any such plan. There have been no prohibited transactions (described under Section 406 of ERISA or Section 4975(c) of the Code) or breaches of fiduciary duty or any other breaches or violations of any Law applicable to any of the Company Benefit Plans, in any such case that would subject the Company to any material Taxes, penalties or other liabilities. There are no investigations or audits of any the Company Benefit Plan by any Governmental Authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any liability to the Company, its Subsidiaries or its ERISA Affiliates that has not been fully discharged. Each the Company Benefit Plan has been operated, in all material respects, in compliance with applicable Law and in accordance with its terms, and all reports, descriptions and filings required by the Code, ERISA or any government agency with respect to each the Company Benefit Plan have, in all material respects, been timely and completely filed or distributed. Each the Company Benefit Plan that is represented to be qualified under Section 401(a) of the Code has a current favorable determination letter or is the adopter of a volume submitter or prototype document that has received a favorable advisory or opinion letter from the IRS, all subsequent interim amendments have been made in a timely manner, and no such the Company Benefit Plan has been amended or operated in a way that could reasonably be expected to adversely affect its qualified status or the tax-exempt status of its related trust. The Company Benefit Plan that is represented to be qualified under Section 401(a) of the Code has not been terminated or partially terminated during the preceding six years, nor has the Company discontinued contributions to any such plan, without notice to and approval by the IRS, to the extent such notice to and approval by the IRS is required by applicable Law. There are no pending Claims relating to any the Company Benefit Plan (other than ordinary claims for benefits) and none are threatened. The Company Benefit Plan does not provide retiree medical or retiree life insurance benefits, except as required under Section 4980B of the Code and subsequent guidance. Each the Company Benefit Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code or similar state Law, is currently in compliance with and has always complied with the applicable continuation requirements of Section 4980B of the Code (as well as its predecessor provision, Section 162(k) of the Code) and Section 601 through 608, inclusive, of ERISA or similar state applicable Law. The Company has not established or maintained, nor has any liability with respect to, any deferred compensation plan, program, or arrangement (including any “nonqualified deferred compensation plan”) that is not in compliance with the applicable provisions of Section 409A of the Code. Each the Company Benefit Plan is amendable and terminable unilaterally by the Company or its subsidiaries at any time without liability or expense (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto). The investment vehicles used to fund any the Company Benefit Plan may be changed at any time without incurring a sales charge, surrender fee or similar expense.

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4.16 Regulatory Agencies. All filings heretofore made by the Company and its Subsidiaries with all federal, state and local agencies or commissions were made in compliance with applicable Laws and the factual information contained therein was true and correct, in each case in all material respects as of the respective dates of such filings.

4.17 Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (a) the Company owns or has the right to use pursuant to a license, sublicense, agreement or otherwise all material items of Intellectual Property required in the operation of its business as presently conducted or planned to be conducted; (b) no third Party has asserted in writing delivered to the Company or its Subsidiaries an unresolved claim that the Company or its Subsidiaries are infringing on the Intellectual Property of such third Party; and (c) to the Knowledge of the Company, no third Party is infringing on the Intellectual Property owned by the Company or its Subsidiaries.

4.18 Investment Representations. By their acceptance of the Merger Consideration, the Silq Security Holders each are deemed to acknowledge that they are acquiring their respective Merger Consideration solely for their own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. The Silq Security Holders acknowledge that their respective Merger Consideration is not registered under the Securities Act of 1933, as amended, or registered under any state securities laws, and that the Merger Consideration may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. The Silq Security Holders are able to bear the economic risk of holding their respective Merger Consideration for an indefinite period (including total loss of its investment) and have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of their investment.

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4.19 No Other Representations or Warranties. Neither the Company nor any other Person makes (and the Bioethics Group and the Bioethics Principal Stockholders agree that they are not relying upon) any other express or implied representation or warranty with respect to the Company (including the value, condition or use of any asset) or the transactions contemplated by this Agreement, and the Company and the Silq Principal Stockholders disclaim any other representations or warranties not contained in this Agreement, whether made by the Company, any Affiliate of the Company or any of their respective officers, directors, managers, employees or agents. Except for the representations and warranties contained in this Agreement, the Silq Principal Stockholders disclaim all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to the Bioethics Group and the Bioethics Principal Stockholders or any of its Affiliates or any of its officers, directors, managers, employees or agents (including any opinion, information, projection or advice that may have been or may be provided to the Bioethics Group and the Bioethics Principal Stockholders by any director, officer, employee, agent, consultant or representative of the Company or any of its Affiliates). The disclosure of any matter or item on any Schedule hereto shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed or is material or that such matter would or would reasonably be expected to result in a Material Adverse Effect on the Company.

4.20 Financial Information Regarding Silq. Silq will provide Bioethics’s accountants and lawyers with all Silq financial information required so that Bioethics’s financial statements and related disclosure regarding the acquisition of Silq can be prepared in accordance with generally accepted accounting principles and sufficient for Bioethics to file a current report on Form 8-K with the SEC within the required time period for reporting the Merger. Silq acknowledges that its required financial information includes Silq financial statements for the reporting periods required by Regulation S-X and Regulation S-K that can be audited by a PCAOB registered independent accountant.

4.21 Assets. Prior to the time of the Closing, Silq shall have produced (a) documentary evidence that Silq owns or controls patents for certain intellectual property, as described in filings with the United States Patent and Trademark Office, and (b) proprietary knowledge regarding the combination, utilization and delivery of the technology to which the foregoing filings relate.

ARTICLE V

Covenants

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5.1 Confidentiality. Prior to the Closing of the Merger, except for such SEC Filings as shall be legally required of Bioethics, the Parties shall, and shall cause their Affiliates to, hold in confidence any and all information, whether written or oral, concerning the Company, except to the extent that the disclosing Party or Parties can show that such information (a) is generally available to and known by the public through no fault of the disclosing Party or Parties, any of their Affiliates or Representatives; or (b) is lawfully acquired by the Disclosing Party or Parties, any of their Affiliates or Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If the Disclosing Party or Parties or any of their Affiliates or Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, Disclosing Party or Parties shall promptly notify the other Parties in writing and shall disclose only that portion of such information which the Disclosing Party or Parties are advised by their counsel in writing is legally required to be disclosed, provided that the Disclosing Party or Parties shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

5.2 Bioethics A&R Articles of Incorporation and Name Change. Simultaneous with or immediately prior to the Effective Time of the Merger, Bioethics shall file with the secretary of state of the State of Nevada the Bioethics A&R Articles of Incorporation annexed as Exhibit A to this Agreement, which shall include, inter alia, the change of the name of Bioethics to change its name to Silq Technologies Corporation, or such other name as shall be determined by the Silq Principal Stockholders (“New Silq”).

5.3 Vote in Favor of the Merger. By their execution of this Agreement each of the Bioethics Principal Stockholders and the Silq Principal Stockholders hereby covenant and agree to respectively vote all of their shares of voting capital stock of each of Bioethics and Silq IN FAVOR of the Merger and all of the transactions contemplated hereby. In such connection, each of the Bioethics Principal Stockholders and the Silq Principal Stockholders shall execute all such stockholder resolutions and/or consents, information statements and/or proxy statements as may be legal required to carry out the Reverse Split, the Merger and the other transactions contemplated hereby.

5.4 Lockup Agreement. Simultaneously with the Effective Time of the Merger each of the Bioethics Principal Stockholders and all former Silq Security Holders shall execute and deliver the lockup agreement with New Silq in the form of Exhibit B annexed hereto and made a part hereof (the “Lockup Agreement”).

5.5 D. Verne Sharma Employment Agreement. Following the execution of this Agreement and prior to the Effective Time of the Merger, New Silq and D. Verne Sharma shall enter into an employment agreement that has been approved by D. Verne Sharma in his capacity as President and Chief Executive Officer, and by the Board of Directors of Silq and ratified by the Board of Directors of New Silq.

5.6 Bioethics Equity Incentive Plan. At the Effective Time of the Merger Bioethics shall duly adopt an equity incentive plan for employees, directors and consultants of Bioethics and its Silq subsidiary in the form of Exhibit C annexed hereto and made a part hereof (the “Bioethics Equity Incentive Plan”); which Bioethics Equity Incentive Plan shall be acceptable in all respects to the new Board of Directors of Bioethics and the Board of Directors and management of Silq.

5.7 Stockholders Meetings.

(a) Silq Stockholders Meeting. Prior to the Effective Time of the Merger, Silq shall have called a special meeting of the Silq stockholders at which time the holders of a majority of the outstanding shares of Company Common Stock and the holders of a majority of the outstanding shares of the Company Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, when taken together as a group, shall have voted in FAVOR of, or consented in writing to, the Merger, the Bioethics A&R Articles of Incorporation, the Bioethics Equity Incentive Plan and the other transactions contemplated by this Agreement.

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(b) Bioethics Stockholders Meeting. Prior to the Effective Time of the Merger, Bioethics shall have called a special meeting of the Bioethics stockholders at which time the holders of a majority of the outstanding shares of Bioethics Common Stock (including the Bioethics Principal Stockholders) shall have voted in FAVOR of, or consented in writing to, the Merger, the Bioethics A&R Articles of Incorporation, the Bioethics Equity Incentive Plan and the other transactions contemplated by this Agreement. In such connection, Bioethics shall provide an information statement to each of its stockholders in form and content acceptable to the Parties hereto.

5.8 Listing of New Silq Shares. Following consummation of the Merger, New Silq shall seek to list its shares of Common Stock on the NYSE:American Exchange or Nasdaq Capital Market (the “Uplisting”), and to raise a significant additional equity capital through a securities offering in connection with the Uplisting. The Parties acknowledge that pursuant to listing rules of the NYSE and Nasdaq, New SILQ may not be eligible to apply such Uplisting until a minimum of twelve (12) months has passed from the Effective Time of the Merger. However, New Silq shall, prior to any such Uplisting, apply to list its Common Stock on the OTCQB Market or the OTCQX Market.

5.9 Certain Registration Rights. Whenever New Silq proposes to register under the Securities Act any shares of New Silq Common Stock or New Silq Preferred Stock for resale solely for the account of one or more Silq Security Holders, and for no other purpose or purposes, in a Form S-1 or Form S-3 Registration Statement (a "Selling Stockholder Registration Statement"), New Silq shall give prompt written notice (in any event no later than thirty (30) days prior to the filing of such Selling Stockholder Registration Statement) to the Bioethics Principal Stockholders of its intention to effect such a registration and shall include in such Registration Statement all shares of New Silq Common Stock owned by the Bioethics Principal Shareholders with respect to which New Silq has received written requests for inclusion in such Resale Registration Statement within twenty (20) days after New Silq 's notice has been given to the Bioethics Principal Stockholders. New Silq may postpone or withdraw the filing or the effectiveness of any Selling Stockholder Registration Statement at any time in its sole discretion.

5.10 Further Assurances. Following the Closing, each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

5.11 Termination of Representations and Warranties. The representation and warranties of the respective Parties shall terminate at the Effective Time of the Merger.

ARTICLE VI

Conditions to Closing

6.1 Conditions to Obligations of All Parties. The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to no Governmental Authority having enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

6.2 Conditions to Obligations of the Bioethics Group and the Bioethics Principal Stockholders. The obligations of the Bioethics Group and the Bioethics Principal Stockholders to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Bioethics Group’s and the Bioethics Principal Stockholders’ waiver, at or prior to the Closing, of each of the following conditions:

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(a) The representations and warranties of the Company contained in this Agreement and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b) The Company and the Silq Principal Stockholders shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, the Company and the Silq Principal Stockholders shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c) No Action shall have been commenced against the Bioethics Group, the Bioethics Principal Stockholders, the Silq Principal Stockholders or the Company, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(d) All requisite Company approvals of the holders of Company Common Stock and the holders of each Series of Silq Preferred Stock shall have been obtained, together with such other approvals, consents and waivers required in connection with the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to the Bioethics Group at or prior to the Closing.

(e) From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

(f) The Bioethics Group shall have received a certificate, dated the Closing Date and signed by the Silq Principal Stockholders, that each of the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

(g) The Bioethics Group shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying that attached thereto are true and complete copies of all resolutions adopted by the managers of the Company authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby.

(h) The Bioethics Group shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying the names and signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered hereunder.

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(i) The Company shall have delivered to the Bioethics Group a good standing certificate (or its equivalent) for the Company from the secretary of state or similar Governmental Authority of California and Delaware.

(j) The Company shall have delivered, or caused to be delivered, to the Bioethics Group Company capital stock certificates evidencing the Company capital stock, free and clear of Encumbrances, duly endorsed in blank or accompanied by instruments of transfer duly executed in blank and with all required tax stamps affixed.

(k) The Company and the Silq Principal Stockholders shall have delivered to the Bioethics Group such other documents or instruments as Bioethics reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

6.3 Conditions to Obligations of the Company and Silq Principal Stockholders. The obligations of the Company and the Silq Principal Stockholders to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Company and the Silq Principal Stockholders’ waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of the Bioethics Group contained in this Agreement and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b) The Bioethics Groupand the Bioethics Principal Stockholders shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Bioethics and the Bioethics Principal Stockholders shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c) Bioethics shall have consummated the Private Placement by not later than ninety (90) days following the execution of this Agreement, and as of the Closing Date not less than $4,500,000 shall be available as cash working capital for the Surviving Corporation of the Merger.

(d) All Bioethics shareholder approvals and other approvals, consents and waivers required in connection with the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to Silq and the Silq Principal Stockholders at or prior to the Closing.

(e) No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby.

(f) The Silq Principal Stockholders shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Bioethics Group, that each of the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

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(g) The Bioethics Group shall have delivered to the Silq Principal Stockholders such other documents or instruments as the Silq Principal Stockholders reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

ARTICLE VII

Termination, Amendment, and Extension

7.1 Termination. Except as provided in Section 7.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

(a) by mutual agreement of Silq, Bioethics and Merger Sub;

(b) by Bioethics, Merger Sub or Silq, by written notice to the other Parties, (i) if the Effective Time has not occurred before 5:00 p.m. (Mountain) on the fifth business day after the expiration of ninety (90) days following execution of the Agreement or such later date and time as the Parties may agree to in writing pursuant to Section 1.2; (provided, however, that the right to terminate this Agreement under this clause 7.1(b) shall not be available to any Party whose failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date) or if the Party to which such notice is given is otherwise in breach or default of this Agreement or any other term or condition contemplated hereby; (ii) if there shall be a final nonappealable Order of any Governmental Entity in effect preventing consummation of the Merger; or (iii) if there shall be any Law or Order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

(c) by Bioethics, by written notice to Silq, (i) if there has been a material breach or default of any representation, warranty, covenant or agreement contained in this Agreement on the part of Silq and Silq has not cured such breach and default within thirty (30) business days after notice of such breach or default is delivered to Silq (provided, however, that, no cure period shall be required for a breach or default which by its nature cannot be cured); or (ii) if the Closing Conditions provided for in this Agreement have not been complied with and satisfied before 5:00 p.m. (Mountain Time) ninety (90) days following execution of the Agreement or such later date and time as the Parties may agree to in writing pursuant to Section 1.2;

(d) by Silq, by written notice to Bioethics, (i) if there has been a material breach or default of any representation, warranty, covenant or agreement contained in this Agreement on the part of Bioethics or Merger Sub and Bioethics has not cured such breach and default within thirty (30) business days after notice of such breach or default is delivered to Bioethics (provided, however, that no cure period shall be required for a breach or default which by its nature cannot be cured); or (ii) if the Closing Conditions provided for in this Agreement, including consummation of the Private Placement on terms that are satisfactory to Silq and the Silq Principal Stockholders in the exercise of its and their sole discretion, have not been complied with and satisfied within ninety (90) days of the execution of this Agreement, or such later date and time as the Parties may agree to in writing pursuant to Section 1.2;

(e) by Bioethics, by written notice to Silq, if the Merger shall not have been approved by the requisite votes of Silq’s stockholders in accordance with the DGCL, either pursuant to a stockholder meeting or by written consent;

(f) by Silq, by written notice to Bioethics, if the Merger shall not have been approved by the requisite votes of Bioethics’ stockholders in accordance with the DGCL and the NRS, either pursuant to a stockholder meeting or by written consent.

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7.2 Effect of Termination. In the event of a valid termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and of no further force and effect and there shall be no liability or obligation on the part of Bioethics, Merger Sub, Silq, or their respective officers, directors or stockholders, Affiliates or representatives under this Agreement; provided, however, that each Party shall remain liable for any breaches or defaults of this Agreement prior to its termination and further provided that the provisions of Sections 8.9 and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement. In the case of any termination pursuant to Section 7.1, this Agreement may be terminated by the Board of Directors of any constituent corporation in the Merger, notwithstanding approval of the Agreement by the stockholders of any of the constituent corporations.

7.3 Amendment. Except as is otherwise required by applicable Law, including any requirements for stockholder approval or consent, this Agreement may be amended by the Parties hereto at any time; provided, that any such amendment shall be valid and effective only if made by execution of an instrument in writing that sets forth such amendment and is signed on behalf of each of the Parties hereto. Subject to the requirements and provisions of the DGCL, including Section 251(d) thereof, this Agreement may be amended by the Board of Directors of the constituent corporations in the Merger at any time prior to the Effective Time.

7.4 Extension. At any time prior to the Effective Time, Bioethics, Merger Sub and Silq may, to the extent legally allowed, extend the time for the performance of any of the obligations of the other Party hereto. Any agreement on the part of a Party hereto to any such extension shall be valid and effective only if set forth in an instrument in writing signed on behalf of such Party.

ARTICLE VIII

Miscellaneous

8.1 Waiver, Etc. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

8.2 Assignment. Neither this Agreement nor any of the rights, interests or obligations of the Parties hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the Parties without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Agreement shall be null and void.

8.3 Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

8.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the Annexes hereto and the Confidentiality Agreement, (a) constitutes the entire agreement and understanding of the Parties, and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement and thereof and (b) shall not confer upon any Person other than the Parties any rights (including third-Party beneficiary rights or otherwise) or remedies hereunder.

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8.5 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Nevada, applicable to contracts executed in and to be performed entirely within that state, without giving effect to any conflicts of law principles that would result in the application of any applicable Law other than the Law of the State of Florida.

(b) Each of the Parties irrevocably agrees that any legal action or Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Parties or their successors or assigns, shall be brought and determined exclusively in the United States District Court for the Southern District of Florida or, if such court lacks jurisdiction, the state court in Dade County, Florida. Each of the Parties hereby irrevocably submits with regard to any such action or Proceeding for itself and in respect of its or property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or Proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Agreement, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or Proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or Proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c) EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

8.6 Specific Enforcement. The Parties hereby agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and that the Parties shall be entitled to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Agreement in the United States District Court for the Southern District of Florida or, if such court lacks jurisdiction, the state court in Dade County, Florida, this being in addition to any other remedy to which any Party is entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, and each Party agrees that it will not oppose the granting of specific performance and other equitable relief as provided herein on the basis that (x) each Party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each Party further agrees that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Agreement, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

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8.7 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given and received (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c)on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses set forth opposite their names on Schedule B annexed hereto.

8.8 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

8.9 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger, including all legal, accounting, financial, advisory, consulting and all other fees and expenses of third parties (“Third Party Expenses”) incurred by a Party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective Party incurring such fees.

8.10 Attorneys’ Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding relating to this Agreement is filed, the prevailing Party shall be entitled to an award by the court of reasonable attorneys’ fees, costs and expenses. For purposes of this Section, a Party shall be deemed to be the prevailing Party in the event that such Party is awarded greater than the sum of one-half (1/2) of the disputed amount of any losses, claims, damages, expenses, or liabilities plus any amounts not in dispute.

8.11 Interpretation.

(a) When a reference is made in this Agreement to an Article, Section, Annex, Exhibit or Schedule, such reference shall be to an Article of, a Section of, an Annex to, an Exhibit to or a Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” When used in this Agreement, the words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. All references to days mean calendar days unless otherwise provided. The word “or” shall be inclusive and not exclusive.

(b) The Parties have participated jointly in the negotiation and drafting of this Agreement with the assistance of legal counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement or interim drafts of this Agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement and Plan of Merger to be duly executed and delivered as of the date first written above.

BIOETHICS, LTD.

By:	/s/ Mark A. Scharmann
Name:	Mark A. Scharmann
Title:	President

BIOE MERGER SUB, INC.

By:	/s/ Mark A. Scharmann
Name:	Mark A. Scharmann
Title:	President

SILQ TECHOLOGIES CORPORATION

By:	/s/ D. Verne Sharma
Name:	D. Verne Sharma
Title:	Chief Executive Officer

BIOETHICS PRINCIPAL STOCKHOLDERS

/s/ Mark A. Scharmann
Name: Mark A. Scharmann

/s/ Elliott Taylor
Taylor Family Trust dated 5-23-1994
by Elliott Taylor

With respect to Sections 5.3 and 5.4: SILQ PRINCIPAL STOCKHOLDERS

By:	/s/ Jack Kavanaugh
Jack Kavanaugh

By:	/s/ Richard Kaner
Richard Kaner

By:	/s/ Brian McVerry
Brian McVerry

[Signature Page to Merger Agreement]

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ANNEX 1

Definitions

As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person.  For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Agreement” is defined in the preamble.

 “Business Day” means a day other than a Saturday, a Sunday or other day on which banks in Sarasota, California are authorized or required by law to be closed.

“Bioethics” is defined in the preamble.

“Bioethics Organizational Documents” means the means the Articles of Incorporation and Bylaws of Bioethics as currently in effect.

“Certificate of Merger” is defined in Section 1.3.

 “Claim” means any and all claims, causes of action, demands, lawsuits, suits, information requests, Proceedings, governmental investigations or audits and administrative Orders.

“Closing” is defined in Section 1.2.

“Closing Date” is defined in Section 1.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Control” is defined in the definition of the term “Affiliate.”

“Creditor Rights” is defined in Section 3.3.

“DGCL” is defined in Section 1.1.

“Effective Time” is defined in Section 1.3.

“Employee Benefit Plan” means (i) all “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (ii) all other compensation or employee benefit plans, programs, policies, agreements or other arrangements, whether or not subject to ERISA, including cash, equity or equity-based, employment, retention, change of control, health, medical, dental, disability, workman’s compensation, accident, life insurance, day or dependent care, legal services, vacation, severance, retirement, pension, savings, or termination.

“Encumbrance” means liens, charges, pledges, options, rights of first offer or refusal, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements, lease or sublease, right of way, encroachment and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

“ERISA” is defined in the definition of the term “Employee Benefit Plan.”

[Signature Page to Merger Agreement]

“ERISA Affiliate” means, with respect to any entity, trade, or business, any other entity, trade, or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade, or business, or that is a member of the same “controlled group” as the first entity, trade, or business pursuant to Section 4001(a)(14) of ERISA.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any national, state, local, county, parish or municipal government, domestic or foreign, any court, tribunal, arbitrator, regulatory or administrative agency, commission, subdivision, department or other authority or other governmental instrumentality.

“Intellectual Property” means all patents, trademarks, copyrights, trade secrets, know-how and other intellectual property.

“IRS” means the Internal Revenue Service.

“Knowledge” (i) when used with respect to the Company, means the actual knowledge, after reasonable inquiry, of the Silq Principal Stockholders and (ii) when used with respect to Bioethics, means the actual knowledge, after reasonable inquiry, of the Bioethics Principal Stockholders.

“Law” shall mean any domestic or foreign law, common law, statute, ordinance, rule, regulation, code, judgment, Order, writ, injunction, decree or legally enforceable requirement enacted, issued, adopted, promulgated, enforced, ordered or applied by any Governmental Authority.

“Losses” means any and all losses, claims, causes of action, assessments, damages, liabilities and costs and expenses (including reasonable attorneys’ fees and expenses).

“Material Adverse Effect” means, with respect to a Person, (a) a material adverse effect on the ability of such Person to perform or comply with any material obligation under this Agreement or to consummate the transactions contemplated hereby in accordance with the terms hereof, or (b) any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole; provided, however, that any adverse changes, effects, events or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a Material Adverse Effect: (i) changes, effects, events or occurrences generally affecting the United States or global economy, the financial, credit, debt, securities or other capital markets or political, legislative or regulatory conditions or changes in the industries in which such Person operates; (ii) the announcement or pendency of this Agreement or the transactions contemplated hereby or the performance of this Agreement; (iii) any change in the market price or trading volume of the Company Units (it being understood and agreed that the foregoing shall not preclude any other Party to this Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect); (iv) acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other force majeure events; (v) changes in any applicable Laws or regulations applicable to such Person or applicable accounting regulations or principles or the interpretation thereof; (vi) any Proceedings commenced by or involving any current or former member, partner or stockholder of such Person (on their own or on behalf of such Person) arising out of or related to this Agreement or the transactions contemplated hereby; and (vii) changes, effects, events or occurrences generally affecting the prices of oil, gas, natural gas, natural gas liquids or other commodities; provided, however, that changes, effects, events or occurrences referred to in clauses (i), (iv) and (v) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Material Adverse Effect if and to the extent such state of affairs, changes, effects, events or occurrences has had or would reasonably be expected to have a disproportionate adverse effect on such Person and its Subsidiaries, as compared to other companies operating in the industries in which such Person and its Subsidiaries operate.

“Merger Consideration” is defined in Section 2.2(a).

“Merger Sub” is defined in the preamble.

“Order” shall mean any order, judgment, writ, stipulation, award, injunction, decree, arbitration award or finding of any Governmental Authority.

“Party” or “Parties” is defined in the preamble.

“Permit” means all licenses, permits, franchises, consents, approvals and other authorizations of or from any Governmental Authority.

“Permitted Encumbrances” means with respect to any Person, (a) statutory Encumbrances for current Taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate Proceedings and are adequately reserved for in accordance with GAAP; (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Encumbrances arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate Proceedings; (c) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (d) any right of way or easement related to public roads and highways; (e) Encumbrances arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation; and (f) Encumbrances arising from the terms of the leases and other instruments creating such title or interest.

“Person” means an individual, an entity, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

“Proceeding” means all proceedings, actions (whether civil, criminal, administrative or otherwise), claims, suits, investigations, arbitrations, mediations or inquiries by or before any arbitrator or Governmental Authority.

"Registrable Securities" means (a) the Merger Consideration, (b) the Bioethics or New Silq Common Stock, as the case may be, and (b) any shares of Bioethics or New Silq Common Stock, as the case may be, issued or issuable with respect to any shares described in subsection (a) and (b) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Bioethics or New Silq Common Stock (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from Bioethics or New Silq any Registrable Securities, whether or not such acquisition has actually been effected).

“Registration Statement” means any registration statement of the Company, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Related Person” with respect to any Person, means any Affiliate, officer or director of such Person, or any of their respective family members of such Person any Person in which any of the foregoing has, directly or indirectly, a material interest.

“Representatives” means the directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives of such Person.

“Securities” means any class or series of common stock, preferred stock, notes, warrants or options in or issued by a Party, including without limitation, the Merger Consideration.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Silq Organizational Documents” means the means the Articles of Incorporation and Bylaws of the Company as currently in effect

“Silq Principal Stockholders” is defined in the preamble.

“Subsidiary” when used with respect to any Party, means any entity, limited liability company, partnership, association, trust or other entity, the accounts of which would be consolidated with those of such Party in such Party’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other entity, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power (or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests or, in the case of a limited liability company, the managing member) are, as of such date, owned by such Party or one or more Subsidiaries of such Party.

“Surviving Corporation” is defined in Section 1.1.

“Tax Return” means any return, report, declaration, or similar statement or form required to be filed with a Taxing Authority with respect to any Tax (including any attached s and related or supporting information), including any information return, claim for refund, amended return or declaration of estimated Tax, and including any amendment thereof.

“Taxes” means (a) any taxes, assessments, fees and unclaimed property and escheat obligations, imposed by any Governmental Authority, including net income, gross income, profits, gross receipts, net receipts, capital gains, net worth, doing business, license, stamp, occupation, premium, alternative or add-on minimum, ad valorem, real property, personal property, transfer, real property transfer, value added, sales, use, environmental (including taxes under Code Section 59A), customs, duties, capital stock, stock, stamp, document, filing, recording, registration, authorization, franchise, excise, withholding, social security (or similar), fuel, excess profits, windfall profit, severance, extraction, production, net proceeds, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not, and any expenses incurred in connection with the determination, settlement or litigation of the Tax liability, (b) any obligations under any agreements or arrangements with respect to Taxes described in clause (a) above, and (c) any transferee liability in respect of Taxes described in clauses (a) and (b) above or payable by reason of assumption, transferee liability, operation of law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise.

“Taxing Authority” means, with respect to any Tax, the Governmental Authority that imposes such Tax, and the agency (if any) charged with the collection of such Tax.